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                                                                     Exhibit 5.1

                          GOODWIN, PROCTER & HOAR LLP
                               Counsellors at Law
                                 Exchange Place
                        Boston, Massachusetts 02109-2881

                              September 25, 1997



Mac-Gray Corporation
22 Water Street
Cambridge, Massachusetts 02141

Ladies and Gentlemen:

     Re:  Registration Statement on Form S-1
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     This opinion is delivered in our capacity as counsel to Mac-Gray
Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the "Registration Statement") relating to 4,600,000 shares of Common Stock, par value $.01 per share (the "Registered Shares"), including 600,000 shares which the underwriters have an option to purchase solely for the purpose of covering over-allotments. All of the Registered Shares are to be sold by the Company to the several underwriters (the "Underwriters") of which Salomon Brothers Inc, Smith Barney Inc. and First Albany Corporation are the representatives (the "Representatives") pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company and the Representatives of the Underwriters.

     As counsel for the Company, we have examined the form of the proposed Underwriting Agreement being filed as an exhibit to the Registration Statement, the Company's Amended and Restated Certificate of Incorporation and the Company's By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that when the Underwriting Agreement is completed (including the insertion therein of pricing terms) and executed by the Company and on behalf of the Underwriters, and the Registered Shares are sold to the Underwriters and paid for pursuant to the terms of the Underwriting Agreement, the Registered Shares will be duly authorized, legally issued, fully paid and non-assessable by the Company under the General Corporation Law of the State of Delaware.
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     We hereby consent to being named as counsel to the Company in the
Registration Statement, to the references therein to our firm under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                    Sincerely yours,

                                    /s/ GOODWIN, PROCTER & HOAR LLP

                                    GOODWIN, PROCTER & HOAR  LLP